SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2011

Smart Kids Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-153294	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 234, 9768-170 St. Edmonton, AB Canada	T5T 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 222-6257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On October 17, 2011, Smart Kids Group, Inc., a Florida corporation (the “Company”), entered into a merger transaction (the “Merger”) with Paragon GPS Inc., a Delaware corporation (“Paragon”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, SKGI Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Paragon.

Subject to the satisfaction of the closing conditions set forth in the Merger Agreement and upon the closing of the transactions contemplated by the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock of Paragon in exchange for the stockholders of Paragon acquiring approximately 596,371,280 shares in the Company. Thereupon, Paragon will become the Company’s wholly-owned subsidiary, and the Company will acquire the business and operations of Paragon. Also, upon the closing of the Merger, the board of directors and management of the Company will become the board of directors and management of Paragon.

The Board of Directors of the Company, SKGI Acquisition Corp. and Paragon have approved the Merger Agreement. The closing of the transaction is subject to certain conditions, including the approval of the transaction by Paragon’s stockholders, no more than 35% of Paragon’s stockholders exercising their dissenters’ rights under Delaware law, the Company being able to provide compensation to those dissenting shareholders, the receipt by the Company of Paragon’s audited financial statements, and other customary closing conditions. Accordingly, investors are advised that there can be no assurance that the Merger will be completed.

The Merger Agreement may be terminated (i) at any time before the closing by mutual consent of the parties; (ii) if the closing of the Merger has not occurred by November 30, 2011; (iii) by any party if the other has not performed before the closing date; (iv) by any party if the other has materially breached its representations, warranties or covenants and has not cured such in 30 days; or (iv) by any party if there shall be an order, writ, injunction or decree of any court or governmental or regulatory agency that prohibits or materially restrains any of the parties from consummating the Merger, and such is not lifted in 90 days.

The following description of the terms and conditions of the Merger Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On October 18, 2011, we issued a press release announcing the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Merger dated October 17, 2011
99.1	Press release, dated October 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

/s/ Richard Shergold

Richard Shergold

Chief Executive Officer

Date: October 18, 2011